Exhibit 8.1

SUBSIDARIES OF THE REGISTRANT*

Name	Registered
ARL Services, LLC	United States
Core Metals Group Holdings, LLC	United States
Cuarzos Industriales de Venezuela, S.A.	Venezuela
Emix, S.A.S.	France
Ferroatlántica de México, S.A.	Mexico
Ferroatlántica de Venezuela, S.A.	Venezuela
Ferroatlántica do Brasil Mineraçao Ltda.	Brazil
Ferroglobe Advanced Materials II, S.L.	Spain
Ferroglobe Advanced Materials, S.L. (formerly Ferrosolar OPCO Group S.L. )	Spain
Ferroglobe Argentina, S.R.L (formerly Globe Metales S.R.L)	Argentina
Ferroglobe Canada ULC (formerly QSIP Canada ULC )	Canada
Ferroglobe Corporate Services, S.L.U. (formerly Grupo FerroAtlántica de Servicios, S.L.U.)	Spain
Ferroglobe Cuarzos Industriales Mining, S.A.U. (formerly Cuarzos Industriales, S.A.U.)	Spain
Ferroglobe de Participaciones, S.L.U.	Spain
Ferroglobe Finance Company, PLC	United Kingdom
Ferroglobe France, S.A.S (formerly FerroPem, S.A.S.)	France
Ferroglobe Germany, GmbH (formerly Ferroatlántica Deutschland, GmbH)	Germany
Ferroglobe Holding Company, LTD	United Kingdom
Ferroglobe Innovation, S.L.U.	Spain
Ferroglobe Mangan Norge A.S.	Norway
Ferroglobe Manganese France S.A.S.	France
Ferroglobe Monzón, S.L. (formerly Ferroatlántica del Cinca, S.L.)	Spain
Ferroglobe Netherlands, B.V. (formerly GSM Netherlands, B.V.)	Netherlands
Ferroglobe RAMSA Mining, S.A. (formerly Rocas, Arcillas y Minerales, S.A.)	Spain
Ferroglobe South Africa (Pty) Ltd (formerly Silicon Smelters (Pty.), Ltd.)	South Africa
Ferroglobe Spain Metals, S.A.U. (formerly Grupo FerroAtlántica, S.A.U.)	Spain
Ferroglobe USA Alloys I, Inc (formerly GSM Alloys I, Inc.)	United States
Ferroglobe USA Alloys II, Inc. (formerly GSM Alloys II, Inc.)	United States
Ferroglobe USA ARLR, LLC (formerly ARL Resources, LLC)	United States
Ferroglobe USA BG, LLC (formerly Globe BG, LLC)	United States
Ferroglobe USA Bridgeport, LLC (formerly Tennessee Alloys Company, LLC)	United States
Ferroglobe USA ECPI, Inc. (formerly ECPI, Inc.)	United States
Ferroglobe USA Financial, Inc. (formerly GSM Financial, Inc.)	United States
Ferroglobe USA GBG Financial, LLC (formerly GBG Financial LLC)	United States
Ferroglobe USA LF Resources, Inc (formerly LF Resources, Inc.)	United States
Ferroglobe USA LFR, IN (formerly Laurel Ford Resources, Inc.)	United States
Ferroglobe USA Metallurgical, Inc. (formerly Globe Metallurgical Inc.)	United States
Ferroglobe USA Metals, LLC. (formerly Core Metals Group, LLC)	United States
Ferroglobe USA Mining Sales, LLC (formerly Alden Sales Corporation, LLC)	United States
Ferroglobe USA Mining Services, LLC (formerly Gatliff Services, LLC)	United States
Ferroglobe USA Mining, LLC (formerly Alden Resources, LLC)	United States
Ferroglobe USA MPM, LLC (formerly Metallurgical Process Materials, LLC)	United States
Ferroglobe USA Quartz, Inc. (formerly Alabama Sand and Gravel, Inc.)	United States
Ferroglobe USA Sales, Inc. (formerly GSM Sales, Inc.)	United States
Ferroglobe USA Silica Fume Sales, Inc. (formerly Norchem, Inc.)	United States
Ferroglobe USA, Inc (formerly Globe Specialty Metals, Inc.)	United States
FerroManganese Mauritania S.A.R.L.	Mauritania
Ferroquartz Holdings, Ltd. (Hong Kong)	Hong Kong
Ferroquartz Mauritania S.A.R.L.	Mauritania
Ferrosolar R&D S.L.	Spain
FerroTambao, S.A.R.L.	Burkina Faso
GBG Holdings, LLC	United States
Globe Metals Enterprises, LLC	United States
GSM Enterprises Holdings, Inc.	United States
GSM Enterprises, LLC	United States
Huantie (Ningxia) New Materials Tech Co. Ltd. (formerly Ningxia Yonvey Coal Industrial Co., Ltd.)	China
Kintuck (France) S.A.S.	France
Kintuck A.S.	Norway
Mangshi FerroAtlántica Mining Industry Service Company Limited	China
Quebec Silicon General Partner	Canada
Quebec Silicon Limited Partnership	Canada
Rebone Mining (Pty.), Ltd.	South Africa
Silicon Technology (Pty.), Ltd.	South Africa
Solsil, Inc.	United States
Thaba Chueu Mining (Pty.), Ltd.	South Africa
Ultracore Energy S.A.	Argentina
West Virginia Alloys, Inc.	United States
WVA Manufacturing, LLC	United States

* The names of other subsidiaries that would not constitute a significant subsidiary in the aggregate have been omitted.